Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Byrn Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Lazar, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 21, 2025	By:	/s/ David Lazar
David Lazar
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)